Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129576) of iRobot Corporation of our report dated February 9, 2006 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 16, 2006